UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OF 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2024

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 501-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“SEI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On December 10, 2024, Solaris Energy Infrastructure, Inc. (the “Company”), announced the pricing of an underwritten public offering of 6,500,000 shares of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), at a price to the public of $24.75 per share, pursuant to a registration statement on Form S-3 (File No. 333-283308) (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “Commission”). A copy of the news release announcing the Offering (as defined below) is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01	Other Events.

Underwriting Agreement

On December 10, 2024, the Company, Yorktown Energy Partners X, L.P., a selling stockholder of the Company (“Yorktown”), and Santander US Capital Markets LLC as representative of the several underwriters named in Schedule B thereto (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 6,500,000 shares of Class A Common Stock (the “Offering”).

The material terms of the Offering are described in the prospectus, dated December 10, 2024 (the “Prospectus”), filed by the Company with the Commission on December 11, 2024, pursuant to Rule 424(b) under the Securities Act.

The Offering closed on December 11, 2024, and the Company received net proceeds from the Offering of approximately $156 million. As described in the Prospectus, the Company intends to contribute all of the net proceeds received from the Offering to its subsidiary, Solaris Energy Infrastructure, LLC (“Solaris LLC”), in exchange for a number of membership units in Solaris LLC (“Solaris LLC Units”) equal to the number of shares of Class A Common Stock issued in the Offering. Solaris LLC will use the net proceeds of the Offering to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity.

Further, pursuant to the Underwriting Agreement, Yorktown granted the Underwriters a 30-day option to purchase, at the public offer price, up to 975,000 additional shares of Class A Common Stock. The shares of Class A Common Stock to be sold by Yorktown represent shares of Class A Common Stock issued upon the redemption by Yorktown of an equal number of Solaris LLC Units and the cancellation of shares of Class B common stock, par value $0.00 per share, of the Company.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Class A Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1+	Underwriting Agreement, dated as of December 10, 2024, by and among Solaris Energy Infrastructure, Inc., Yorktown Energy Partners X, L.P. and Santander US Capital Markets LLC as representative of the several underwriters named in Schedule B thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

99.1	Press Release, dated December 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Kyle S. Ramachandran
Name:	Kyle S. Ramachandran
Title:	President and Chief Financial Officer

Dated: December 11, 2024

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